EXHIBIT 2.3

Document processing fee
If document is filed on paper If document is filed electronically	$150.00 Currently Not Available
Fees & forms/cover sheets are subject to change.
To file electronically, access instructions for this form/cover sheet and other information or print copies of filed documents, visit www.sos.state.co.us and select Business.
20121371466 $300.00 SECRETARY OF STATE 07/06/2012 15:04:11
Paper documents must be typewritten or machine printed.		ABOVE SPACE FOR OFFICE USE ONLY

Statement of Merger
(Surviving Entity is a Foreign Entity)
filed pursuant to § 7-90-203.7 and § 7-90-204.5 of the Colorado Revised Statutes (C.R.S.)

1 .	For each merging entity, its ID number (if applicable), entity name or true name, form of entity, jurisdiction under the law of which it is formed, and principal address are

(Caution: At least one merging entity must be an entity formed under the laws of Colorado.)

ID Number	20121288926
(Colorado Secretary of State ID number)

Entity name or true name	STRATEX ACQUISITION CORP.

Form of entity	corporation

Jurisdiction	Colorado

Street address	13933 Poway Road
(Street number and name)
Suite C
	Poway	CA	92064
	(City)	(State)	(ZIP/Postal Code)

	(Province - if applicable)	(Country)

Mailing address
(leave blank if same as street address)	(Street number and name or Post Office Box information)

	(City)	(State)	(ZIP/Postal Code)

	(Province - if applicable)	(Country)

ID Number
(Colorado Secretary of State ID number)

Entity name or true name

Form of entity

MERGE_FGN	Rev. 5/29/2007

Jurisdiction

Street address
(Street number and name)

	(City)	(State)	(ZIP/Postal Code)

	(Province - if applicable)	(Country)

Mailing address
(leave blank if same as street address)	(Street number and name or Post Office Box information)

	(City)	(State)	(ZIP/Postal Code)

	(Province - if applicable)	(Country)

ID Number
(Colorado Secretary of State ID number)

Entity name or true name

Form of entity

Jurisdiction

Street address
(Street number and name)

	(City)	(State)	(ZIP/Postal Code)

	(Province - if applicable)	(Country)

Mailing address
(leave blank if same as street address)	(Street number and name or Post Office Box information)

	(City)	(State)	(ZIP/Postal Code)

	(Province - if applicable)	(Country)

        (If the following statement applies, adopt the statement by marking the box and include an attachment.)
☐
There are more than three merging entities and the ID number (if applicable), entity name or true name, form of entity, jurisdiction under the law of which it is formed, and the principal address of each additional merging entity is stated in an attachment.

2.
For the surviving entity which is a foreign entity, its entity ID number (if applicable), entity name or true name, form of entity, jurisdiction under the law of which it is formed, and principal address are

(Caution: The surviving entity cannot be an entity formed under the laws of Colorado.)

ID Number
(Colorado Secretary of State ID number)

MERGE_FGN	Rev. 5/29/2007

Entity name or true name	STRATEX OIL & GAS, INC.

Form of entity	corporation

Jurisdiction	Delaware

Street address	30 Echo Lake Road
(Street number and name)

	Watertown	CT	06795
	(City)	(State)	(ZIP/Postal Code)

	(Province - if applicable)	(Country)

Mailing address
(leave blank if same as street address)	(Street number and name or Post Office Box information)

	(City)	(State)	(ZIP/Postal Code)

	(Province - if applicable)	(Country)

3.	Each merging entity has been merged into the surviving foreign entity.

4.	(If the following statement applies, adopt the statement by marking the box and state the appropriate document number(s).)
☐	One or more of the merging entities is a registrant of a trademark described in a filed document in the records of the secretary of state and the document number of each filed document is

Document number
Document number
Document number

            (If the following statement applies, adopt the statement by marking the box and include an attachment.)
☐	There are more than three trademarks and the document number of each additional trademark is stated in an attachment.

5.	(Mark the applicable box and complete the statement. Caution: Mark only one box.)
☐	The surviving foreign entity maintains a registered agent in this state.

OR

☑
The surviving foreign entity does not maintain a registered agent in this state and service of process may be addressed to the entity and mailed to the principal address pursuant to section 7-90-704 (2), C.R.S.

OR

☐
The surviving foreign entity has not maintained a registered agent in this state and appoints a registered agent to accept service pursuant to section 7-90-204.5, C.R.S. The person appointed as registered agent has consented to being so appointed. Such registered agent's name and address are

Name
(if an individual)
	(Last)	(First)	(Middle)	(Suffix)

MERGE_FGN	Rev. 5/29/2007

OR

(if an entity)
(Caution: Do not provide both an individual and an entity name.)

Street address
(Street number and name)

CO
	(City)	(State)	(ZIP/Postal Code)

Mailing address
(leave blank if same as street address)	(Street number and name or Post Office Box information)

CO
	(City)	(State)	(ZIP/Postal Code)

6.	(If applicable, adopt the following statement by marking the box and include an attachment.)
☐	This document contains additional information as provided by law.

7.	(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)
The delayed effective date and, if applicable, time of this document are
(mm/dd/yy hour:minute am/pm)

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual's act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered.

8.	The true name and mailing address of the individual causing this document to be delivered for filing are

Batcher	Karen	A.
(Last)	(First)	(Middle)	(Suffix)

819 Anchorage Place
(Street number and name or Post Office Box information)
Suite 28
Chula Vista	CA	91914
(City)	(State)	(ZIP/Postal Code)

(Province - if applicable)	(Country)

           (If applicable, adopt the following statement by marking the box and include an attachment.)
☐	This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

MERGE_FGN	Rev. 5/29/2007

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user's legal, business or tax advisor(s).

MERGE_FGN	Rev. 5/29/2007